EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Brad Newman (212) 850-5646

EMCOR GROUP, INC. REPORTS THIRD QUARTER 2021 RESULTS

- Record Quarterly Revenues of $2.52 billion, 14.5% Increase Year-over-Year -
- Record Quarterly Diluted EPS of $1.85 -
- Record Remaining Performance Obligations of $5.38 billion, 18.7% Increase Year-over-Year -
- Increases 2021 Revenue Guidance to $9.80 billion - $9.85 billion, up from approximately $9.5 billion -
- Increases 2021 Diluted EPS Guidance Range to $6.95 - $7.15 from $6.65 - $7.05 -
- Board Authorizes Additional $300 Million Share Repurchase Program -

NORWALK, CONNECTICUT, October 28, 2021 - EMCOR Group, Inc. (NYSE: EME) today reported results for the quarter ended September 30, 2021.

For the third quarter of 2021, net income was $99.7 million, or $1.85 per diluted share, compared to net income of $61.2 million, or $1.11 per diluted share, for the third quarter of 2020. Net income for the third quarter of 2020 was negatively impacted by the tax effect of the goodwill, identifiable intangible asset, and other long-lived asset impairment charges recorded in the second quarter of 2020 within our U.S. Industrial Services segment. Excluding such tax effect, non-GAAP net income for the third quarter of 2020 was $97.0 million, or $1.76 per diluted share. Revenues for the third quarter of 2021 totaled $2.52 billion, up 14.5% from the third quarter of 2020.

Operating income for the third quarter of 2021 was $137.4 million, or 5.4% of revenues, compared to operating income of $135.9 million, or 6.2% of revenues, for the third quarter of 2020.

Selling, general and administrative expenses for the third quarter of 2021 totaled $243.9 million, or 9.7% of revenues, compared to $226.8 million, or 10.3% of revenues, for the third quarter of 2020.

The Company's income tax rate for the third quarter of 2021 was 27.2%, compared to an income tax rate of 54.7% for the third quarter of 2020. The Company’s tax rate for the third quarter of 2020 was impacted by the previously referenced tax effect of the impairment charges recorded in the second quarter of 2020.

Remaining performance obligations as of September 30, 2021 were $5.38 billion, compared to $4.53 billion as of September 30, 2020. Total remaining performance obligations grew approximately $848.6 million year-over-year.

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EMCOR Reports Third Quarter Results	Page 2

Tony Guzzi, Chairman, President, and Chief Executive Officer of EMCOR, commented, “Building off the momentum from the first half of the year, the Company delivered strong results in the third quarter with double-digit year-over-year revenue growth across all segments, resulting in record quarterly revenues, net income, and diluted earnings per share, as well as third quarter records for gross profit and operating income. Importantly, demand for our services remained robust as remaining performance obligations increased 18.7% year-over-year to a record $5.38 billion.”

Mr. Guzzi added, “Our U.S. Construction segments executed exceptionally well, posting combined record revenues, up 12.0% year-over-year, as well as strong operating income margins, reflecting our team’s continued resilience and ability to navigate a challenging operating environment. While global supply chains continue to present us with challenges, we were able to mitigate the majority of these disruptions, within our construction segments, through a combination of diligent planning coupled with excellent supplier relationships. Our U.S. Building Services segment faced the most difficult comparison given the significant non-recurring cost cutting measures taken in the prior year period due to the pandemic. While this, combined with the recent supply chain challenges and increased fuel prices versus the prior year, impacted operating margins, the segment still delivered a solid 5.0% operating margin and grew revenues by 13.6%. Our U.S. Industrial Services segment operated as expected, with 35.4% revenue growth as demand for our services continued to build versus the prior year period, which was significantly impacted by the effects of the COVID-19 pandemic. We expect to execute a better fall turnaround season versus the year ago period, as well as benefit from improved demand heading into 2022. Finally, our U.K. Building Services segment continued to grow and deliver for its customers, resulting in double-digit year-over-year revenue and operating income growth of 17.6% and 23.6%, respectively, partially aided by favorable foreign exchange rates.”

Revenues for the first nine months of 2021 totaled $7.26 billion, an increase of 11.5%, compared to $6.52 billion for the first nine months of 2020. Net income for the first nine months of 2021 was $281.9 million, or $5.17 per diluted share, compared to net income of $53.2 million, or $0.96 per diluted share, for the first nine months of 2020. Excluding the impact of the previously referenced impairment charges recorded in the second quarter of 2020, non-GAAP net income for the first nine months of 2020 was $251.8 million, or $4.54 per diluted share.

Operating income for the first nine months of 2021 was $387.8 million, representing an operating margin of 5.3%, compared to operating income of $119.2 million and an operating margin of 1.8% for the first nine months of 2020. Excluding the $232.8 million of non-cash impairment charges recorded in the second quarter of 2020, non-GAAP operating income for the first nine months of 2020 was $352.0 million, representing a non-GAAP operating margin of 5.4%.

Selling, general and administrative expenses totaled $710.9 million, or 9.8% of revenues, for the first nine months of 2021, compared to $659.0 million, or 10.1% of revenues, for the first nine months of 2020.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures for the three and nine months ended September 30, 2020.

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EMCOR Reports Third Quarter Results	Page 3

Based on our year-to-date performance, EMCOR is raising its full-year 2021 revenue guidance to $9.80 billion to $9.85 billion, an increase from the prior guidance of approximately $9.50 billion. The Company now also expects full-year 2021 diluted earnings per share to be in the range of $6.95 to $7.15, an increase from the prior guidance range of $6.65 to $7.05.

Mr. Guzzi concluded, “Given our strong year-to-date results and record remaining performance obligations, we are raising our full year 2021 guidance for revenue and diluted earnings per share. Despite recent supply chain challenges and continued COVID-related hurdles, we remain committed to delivering best-in-class services to our customers, maintaining a balanced capital allocation strategy, and driving long-term value for our shareholders. I am proud of our employees’ resilience and am confident that with our healthy balance sheet, robust project pipeline and disciplined execution, we are positioned for long-term sustainable growth.”

Additional Share Repurchase Program

The Company also announced today that its Board of Directors has authorized a new share repurchase program for the Company to repurchase up to an additional $300 million of its outstanding common stock.

Mr. Guzzi said, “This new share repurchase program reflects our Board’s confidence in EMCOR’s strong free cash flow and overall financial position. We are excited about the growth opportunities within each of our segments and remain committed to creating long-term shareholder value through a combination of organic investments, accretive acquisitions, share repurchases, and dividends.”

As of September 30, 2021, the Company had already repurchased $137.3 million of its outstanding common stock under its current $200 million share repurchase program launched in March 2020. The new share repurchase program will be funded from the Company’s operations. The shares will be repurchased from time to time in the open market or through privately negotiated transactions at the Company’s discretion, subject to market conditions and in accordance with applicable regulatory requirements. The repurchase program does not obligate the Company to acquire any particular amount of common stock and may be suspended, recommenced, or discontinued at any time or from time to time without prior notice.

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

EMCOR Group's third quarter conference call will be available live via internet broadcast today, Thursday, October 28, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

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EMCOR Reports Third Quarter Results	Page 4

Forward Looking Statements:

This release contains certain forward-looking statements. Any such comments speak only as of October 28, 2021 and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, the nature and impact of our remaining performance obligations, our ability to pursue acquisitions, our ability to return capital to shareholders, market opportunities, market growth, and customer trends. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements are no guarantee of future performance or events. Such risks and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, the availability and pricing of supplies and other materials, the availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity, mix of business, and the impact of the COVID-19 pandemic and related government orders and mandates on our revenue and operations. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2020 Form 10-K, in Part II Item 1A “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating any forward-looking statements.

Non-GAAP Measures:
This release also includes certain financial measures, including non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted EPS, that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Revenues	$2,521,672	$2,201,714	$7,263,387	$6,515,567
Cost of sales	2,140,329	1,838,530	6,164,692	5,504,036
Gross profit	381,343	363,184	1,098,695	1,011,531
Selling, general and administrative expenses	243,922	226,793	710,912	658,964
Restructuring expenses	—	536	—	605
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	—	232,750
Operating income	137,421	135,855	387,783	119,212
Net periodic pension (cost) income	908	751	2,738	2,211
Interest expense, net	(1,286)	(1,484)	(3,965)	(6,082)
Income before income taxes	137,043	135,122	386,556	115,341
Income tax provision	37,303	73,936	104,523	62,179
Net income including noncontrolling interests	99,740	61,186	282,033	53,162
Net income attributable to noncontrolling interests	—	—	169	—
Net income attributable to EMCOR Group, Inc.	$99,740	$61,186	$281,864	$53,162

Basic earnings per common share	$1.86	$1.11	$5.19	$0.96

Diluted earnings per common share	$1.85	$1.11	$5.17	$0.96

Weighted average shares of common stock outstanding:
Basic	53,700,603	54,979,310	54,290,002	55,302,385
Diluted	53,984,658	55,200,245	54,559,721	55,509,722

Dividends declared per common share	$0.13	$0.08	$0.39	$0.24

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited) September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$663,905	$902,867
Accounts receivable, net	2,181,730	1,922,096
Contract assets	245,489	171,956
Inventories	64,489	53,338
Prepaid expenses and other	70,954	70,679
Total current assets	3,226,567	3,120,936
Property, plant and equipment, net	153,584	158,427
Operating lease right-of-use assets	268,657	242,155
Goodwill	888,303	851,783
Identifiable intangible assets, net	602,234	582,893
Other assets	157,333	107,646
Total assets	$5,296,678	$5,063,840
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$16,328	$16,910
Accounts payable	637,865	671,886
Contract liabilities	780,666	722,252
Accrued payroll and benefits	494,133	450,955
Other accrued expenses and liabilities	263,178	247,597
Operating lease liabilities, current	57,953	53,632
Total current liabilities	2,250,123	2,163,232
Long-term debt and finance lease liabilities	259,337	259,619
Operating lease liabilities, long-term	228,561	205,362
Other long-term obligations	416,607	382,383
Total liabilities	3,154,628	3,010,596
Equity:
Total EMCOR Group, Inc. stockholders’ equity	2,141,348	2,052,668
Noncontrolling interests	702	576
Total equity	2,142,050	2,053,244
Total liabilities and equity	$5,296,678	$5,063,840

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2021 and 2020
(In thousands) (Unaudited)

	2021	2020
Cash flows - operating activities:
Net income including noncontrolling interests	$282,033	$53,162
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,088	34,881
Amortization of identifiable intangible assets	48,159	44,765
Provision for credit losses	5,829	3,409
Deferred income taxes	(3,650)	(28,104)
Non-cash expense for impairment of goodwill, identifiable intangible assets, and other long-lived assets	—	232,750
Non-cash share-based compensation expense	8,467	8,510
Other reconciling items	624	1,169
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(263,609)	196,292
Net cash provided by operating activities	113,941	546,834
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(113,658)	(44,930)
Proceeds from sale or disposal of property, plant and equipment	1,930	1,891
Purchases of property, plant and equipment	(25,954)	(34,180)
Distributions from unconsolidated entities	196	—
Net cash used in investing activities	(137,486)	(77,219)
Cash flows - financing activities:
Proceeds from revolving credit facility	—	200,000
Repayments of revolving credit facility	—	(250,000)
Proceeds from long-term debt	—	300,000
Repayments of long-term debt and debt issuance costs	—	(280,049)
Repayments of finance lease liabilities	(3,253)	(3,390)
Dividends paid to stockholders	(21,224)	(13,280)
Repurchases of common stock	(183,247)	(99,048)
Taxes paid related to net share settlements of equity awards	(4,020)	(2,574)
Issuances of common stock under employee stock purchase plan	5,418	4,887
Payments for contingent consideration arrangements	(6,758)	(4,070)
Distributions to noncontrolling interests	(43)	(70)
Net cash used in financing activities	(213,127)	(147,594)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,870)	(1,304)
(Decrease) increase in cash, cash equivalents, and restricted cash	(238,542)	320,717
Cash, cash equivalents, and restricted cash at beginning of year (1)	903,562	359,920
Cash, cash equivalents, and restricted cash at end of period (2)	$665,020	$680,637
_________
(1)Includes $0.7 million and $1.1 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of December 31, 2020 and 2019, respectively.
(2)Includes $1.1 million and $1.3 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of September 30, 2021 and 2020, respectively.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2021	2020
Revenues from unrelated entities:
United States electrical construction and facilities services	$527,935	$472,084
United States mechanical construction and facilities services	999,584	891,509
United States building services	632,455	556,514
United States industrial services	232,218	171,532
Total United States operations	2,392,192	2,091,639
United Kingdom building services	129,480	110,075
Total operations	$2,521,672	$2,201,714

	For the nine months ended September 30,
	2021	2020
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,473,590	$1,344,275
United States mechanical construction and facilities services	2,862,195	2,516,062
United States building services	1,838,750	1,563,107
United States industrial services	702,763	776,554
Total United States operations	6,877,298	6,199,998
United Kingdom building services	386,089	315,569
Total operations	$7,263,387	$6,515,567

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2021	2020
Operating income (loss):
United States electrical construction and facilities services	$44,055	$45,928
United States mechanical construction and facilities services	82,302	80,048
United States building services	31,589	38,449
United States industrial services	(3,012)	(8,907)
Total United States operations	154,934	155,518
United Kingdom building services	6,582	5,327
Corporate administration	(24,095)	(24,454)
Restructuring expenses	—	(536)
Total operations	137,421	135,855
Other items:
Net periodic pension (cost) income	908	751
Interest expense, net	(1,286)	(1,484)
Income before income taxes	$137,043	$135,122

	For the nine months ended September 30,
	2021	2020
Operating income (loss):
United States electrical construction and facilities services	$127,024	$117,866
United States mechanical construction and facilities services	226,511	192,156
United States building services	91,233	86,325
United States industrial services	(5,663)	9,800
Total United States operations	439,105	406,147
United Kingdom building services	23,040	16,442
Corporate administration	(74,362)	(70,022)
Restructuring expenses	—	(605)
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	(232,750)
Total operations	387,783	119,212
Other items:
Net periodic pension (cost) income	2,738	2,211
Interest expense, net	(3,965)	(6,082)
Income before income taxes	$386,556	$115,341

EMCOR GROUP, INC.
RECONCILIATION OF 2021 AND 2020 NON-GAAP OPERATING INCOME AND NON-GAAP OPERATING MARGIN
(In thousands, except for percentages) (Unaudited)

In our press release, we provide non-GAAP operating income and non-GAAP operating margin for the three and nine months ended September 30, 2020. The following tables provide a reconciliation between operating income and operating margin determined on a non-GAAP basis to the most directly comparable GAAP measures for such periods.

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
GAAP operating income	$137,421	$135,855	$387,783	$119,212
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	—	232,750
Non-GAAP operating income	$137,421	$135,855	$387,783	$351,962

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
GAAP operating margin	5.4%	6.2%	5.3%	1.8%
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—%	—%	—%	3.6%
Non-GAAP operating margin	5.4%	6.2%	5.3%	5.4%

EMCOR GROUP, INC.
RECONCILIATION OF 2021 AND 2020 NON-GAAP NET INCOME
(In thousands) (Unaudited)

In our press release, we provide non-GAAP net income for the three and nine months ended September 30, 2020. The following table provides a reconciliation between net income determined on a non-GAAP basis to the most directly comparable GAAP measure for such periods.

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
GAAP net income	$99,740	$61,186	$281,864	$53,162
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	—	232,750
Tax effect of impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	35,776	—	(34,089)
Non-GAAP net income	$99,740	$96,962	$281,864	$251,823

EMCOR GROUP, INC.
RECONCILIATION OF 2021 AND 2020 NON-GAAP DILUTED EARNINGS PER SHARE
(Unaudited)

In our press release, we provide non-GAAP diluted earnings per common share for the three and nine months ended September 30, 2020. The following table provides a reconciliation between diluted earnings per common share determined on a non-GAAP basis to the most directly comparable GAAP measure for such periods.

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
GAAP diluted earnings per common share	$1.85	$1.11	$5.17	$0.96
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	—	—	4.19
Tax effect of impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	—	0.65	—	(0.61)
Non-GAAP diluted earnings per common share	$1.85	$1.76	$5.17	$4.54

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